John Deere Owner Trust 2003	Exhibit 99.2
Statement to Noteholders

$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates

Payment Date:	15-Jul-04
(1) Amount of principal being paid on the Notes:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$15,877,083.24
per $1,000 original principal amount:	$84.90
(c) A-3 Notes:	($0.00)
per $1,000 original principal amount:	($0.00)
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$440,912.24
per $1,000 original principal amount:	$29.10
(f) Total	$16,317,995.48
(2) Interest on the Notes
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b) A-2 Notes:	$134,026.09
per $1,000 original principal amount:	$0.72

(c) A-3 Notes:	$301,316.67
per $1,000 original principal amount:	$1.49

(d) A-4 Notes:	$302,966.67
per $1,000 original principal amount:	$2.03
(e) B Notes:	$22,388.66
per $1,000 original principal amount:	$1.48
(f) Total	$760,698.09
(3) After giving effect to distributions on current Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$106,894,911.99
(ii) A-2 Note Pool Factor:	0.5716305
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$12,925,453.27
(ii) B Note Pool Factor:	0.8531652
(f) (i) Certificate Balance	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at the end of the related Collection Period	$478,367,035.26
(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$474,044,135.08
(6) Amount of Servicing Fee:	$408,934.25
per $1,000 original principal amount:	0.53970707
(7) Amount of Administration Fee:	$100.00
(8) Aggregate Purchased Receivables for Collection Period:	$0.00
(9) Amount in Reserve Account:	$13,259,692.00

Specified Reserve Account Balance:	$13,259,692.00
(10) Aggregate amount of Realized Losses for the Collection Period:	$30,490.10
(11) Amount of Payments that are more than 60 days past due:	$1,129,883.00